UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

April 7, 2008
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

At its meeting on April 7, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Novell, Inc. (the “Company”) approved the Company’s fiscal 2008 Annual Bonus Program for Executives (the “Executive Bonus Program”). The Compensation Committee also approved the performance objectives, under the Executive Bonus Program, for the Company’s named executive officers, other than the Chief Executive Officer, identified in the Company’s proxy statement for its 2008 annual meeting of stockholders (the “Named Executive Officers”). The non-employee members of the Board of Directors of the Company approved the performance objectives for the Company’s Chief Executive Officer.

Under the Executive Bonus Program, bonuses will be determined for each Named Executive Officer pursuant to the following formula:

Step 1

Bonus Funding Percentage	x	Weighted Quantitative Performance Objectives Achievement	x	Qualitative Performance Factor	=	Performance Factor

Step 2

Performance Factor	x	Target Bonus Percentage	x	Base Salary	=	Recommended Bonus Amount

The Bonus Funding Percentage

The Bonus Funding Percentage will be based, pursuant to an approved formula (the “Bonus Funding Formula”), on how the Company’s actual fiscal 2008 non-GAAP, pre-bonus operating income (the “Actual Operating Income”) compares to the Company’s budgeted fiscal 2008 non-GAAP, pre-bonus operating income (the “Budgeted Operating Income”). By way of example, under the Bonus Funding Formula, (i) if Actual Operating Income equals Budgeted Operating Income, the Bonus Funding Percentage will be 80%, (ii) if Actual Operating Income is 85% of Budgeted Operating Income, the Bonus Funding Percentage will be 45%, (iii) if Actual Operating Income is 135% of Budgeted Operating Income, the Bonus Funding Percentage will be 100%, and (iv) if Actual Operating Income is 188% of Budgeted Operating Income, the Bonus Funding Percentage will be 131%. Under the Executive Bonus Program, the Bonus Funding Percentage can equal 0%, but cannot exceed 150%.

Weighted Quantitative Performance Objectives

For purposes of determining the Weighted Quantitative Performance Objective element under the Executive Bonus Program, each Named Executive Officer has three quantitative performance objectives based on: (i) total product revenue, (ii) total product invoice, and (iii) either (x) non-GAAP, pre-bonus operating income, (y) geographical sales contribution margin, or (z) direct business unit contribution margin. These objectives are weighted differently among the Named Executive Officers. Based on the Named Executive Officer’s actual performance against approved performance targets, the assigned Weighted Quantitative Performance Objective achievement percentage can range from 0% to 150%. With respect to each performance objective, no credit will be given if the actual performance is less than 80% of the approved performance target.

Qualitative Performance Factor

Each Named Executive Officer has been assigned qualitative performance objectives under the Executive Bonus Program that are designed to be consistent with the Company’s key initiatives for fiscal 2008, namely: (i) improving sales model and sales staff specialization, (ii) integrating the product development approach, (iii) improving administrative and support functions, and (iv) transforming the Company’s services business to be more aligned with the Company’s business model. The qualitative performance objectives also include the following:

  external customer satisfaction and customer references;

  employee engagement;

  living and demonstrating the values and guiding principles of the Company; and

  efficient and complete administration of responsibilities that are specific to each individual’s role.

Most, but not all, of the qualitative performance objectives can be measured objectively. At the end of fiscal 2008, the Compensation Committee will approve a qualitative performance objective factor (a “Qualitative Performance Factor”) for each Named Executive Officer, other than the Chief Executive Officer (whose Qualitative Performance Factor will be determined by the non-employee members of the Board of Directors), based on the Named Executive Officer’s achievement of his or her qualitative performance objectives. The Qualitative Performance Factor will range from 0 to 1.50 in accordance with the following scale:

LP (Low Performance)	=	0
MP (Moderate Performance)	=	.50-.75
P (Performing)	=	.75-1.00
P+ (Performing Plus)	=	1.00-1.25
HP (High Performance)	=	1.25-1.50

Performance Factor

For each Named Executive Officer, the Bonus Funding Percentage, Weighted Quantitative Performance Objective Percentage, and the Qualitative Performance Factor will be multiplied to determine an overall Performance Factor.

Target Bonus Percentage

Based on applicable market data, the Compensation Committee has set Target Bonus Percentages for the Named Executive Officers, other than the Chief Executive Officer, at various levels between 100% and 125%. The non-employee members of the Board of Directors of the Company have established a Target Bonus Percentage for the Company’s Chief Executive Officer of 125%.

Recommended Bonus Amount

The Recommended Bonus Amount for each Named Executive Officer will be determined by multiplying his or her Performance Factor, Target Bonus Percentage, and Base Salary. The Compensation Committee, with respect to the Named Executive Officers other than the Chief Executive Officer, and the independent members of the Board of Directors of the Company, in the case of the Chief Executive Officer, retain discretion to adjust the Recommended Bonus Amount either upwards or downwards, provided that no Named Executive Officer may receive a bonus under the Executive Bonus Program that exceeds two times his or her target bonus (with the target bonus for each Named Executive Officer being equal to the Target Bonus Percentage multiplied by his or her annual base salary).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: April 11, 2008	By /s/ Dana C. Russell (Signature) Senior Vice President, Chief Financial Officer (Title)